                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT
                                 ---------------

                                                        Dated: July 26, 1999

To:    ABN AMRO MORTGAGE CORPORATION

Re:    Underwriting Agreement, dated as of December 22, 1998 (the
      "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $308,368,928 original principal amount of Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of July 1, 1999 among the Company as depositor, LaSalle Home Mortgage Corporation as servicer and Chase Bank of Texas, National Association as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 9:00 a.m., Chicago, Illinois time, on July 27, 1999. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I






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hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.






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Series Designation:  1999-5
------------------

Terms of the Certificates and Underwriting Compensation:
--------------------------------------------------------


Classes                   Original Principal Amount               Interest Rate*          Price to Public
-------                   -------------------------               --------------          ---------------

Class A-1                 $60,514,000.00                          6.60%
Class A-2                 $30,000,000.00                          6.75%
Class A-3                 $475,000.00                             6.75%
Class A-4                 $11,500,000.00                          6.75%
Class A-5*****            $1,344,755.56                           6.75%****
Class A-6                 $79,131,433.00                          Adjustable***
Class A-7                 $26,377,144.00                          Adjustable***
Class A-8                 $34,339,323.00                          6.75%
Class A-9                 $31,085,699.00                          6.75%
Class A-10                $31,085,585.00                          6.75%
Class A-P**               $3,136,144.00                           0.00%
Class A-X*****            $7,685,750.89                           6.75%****
Class M                   $6,994,300.00                           6.75%
Class B-1                 $2,486,800.00                           6.75%
Class B-2                 $1,243,400.00                           6.75%
Class R******             $100.00                                 6.75%


* Interest distributed to the Offered Certificates on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Interest Rate (as defined in the Prospectus Supplement).

**       Not entitled to receive distributions of interest.

*** The adjustable rate for the Class A-6 Certificates will be LIBOR + 0.60% with a maximum of 9.00% and a minimum of 0.60%. The adjustable rate for the Class A-7 Certificates will be 25.20% - (3.0 x LIBOR) with a maximum of 25.20% and a





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         minimum of 0.00%. The initial rates for the Class A-6 Certificates and the Class A-7 Certificates will be 5.7675% and 9.6975%, respectively.

**** Will accrue interest on the related Notional Amount as described in the Prospectus Supplement.

*****    Not entitled to receive distributions of principal.

****** Will be comprised of two Components, Component R-1, which represents the sole residual interest in REMIC I (as defined in the Prospectus Supplement), and Component R-2, which represents the sole residual interest in REMIC II (as defined in the Prospectus Supplement).

Certificate Rating:
-------------------

                  Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") shall assign a rating of "AAA" to the Class A and Class R Certificates (except for the Class A-5, Class A-7, Class A-P and Class A-X Certificates, which will be rated "AAAr") and Fitch IBCA, Inc. ("Fitch") shall assign a rating of "AAA" to the Class A and Class R Certificates. Fitch shall assign a rating of not less than"AA" to the Class M Certificates, not less than"A" to the Class B-1 Certificates and not less than "BBB" to the Class B-2 Certificates.

REMIC Election:
---------------

                  The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC I and REMIC II.

Credit Enhancement:
-------------------

                  Senior/Subordinated: Shifting interest

Cut-off Date:
-------------

                  The Cut-off Date is July 1, 1999.

Distribution Date:
------------------






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                  The 25th day of each month (or, if such 25th day is not a
business day, the business day immediately following) commencing August 1999.

Purchase Price:
---------------

                  The purchase price payable by the Underwriters for the Certificates is 95.39% of the aggregate principal balance of the Certificates as of the Closing Time plus accrued interest from July 1, 1999 up to but not including the Closing Time.

Underwriting Commission:
------------------------

                  Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

Closing Date and Location:
--------------------------

                  July 27, 1999 at the Chicago, Illinois offices of Mayer, Brown & Platt.






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                  Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                          BEAR, STEARNS & CO. INC.

                                          By: /s/ Paul Friedman
                                              ---------------------------------
                                              Name: Paul Friedman
                                              Title: Senior Managing Director


                                          ABN AMRO INCORPORATED


                                          By: /s/ Maria Fregosi
                                             -----------------------------------
                                              Name: Maria Fregosi
                                              Title: First Vice President

ACCEPTED:

ABN AMRO MORTGAGE CORPORATION

By: /s/ Stewart Fleming
    ----------------------------
    Name: Stewart Fleming
    Title: Senior Vice President

STANDARD FEDERAL BANCORPORATION, INC.

By: /s/ Joseph E. Krul
    ----------------------------
    Name: Joseph E. Krul
    Title: Executive Vice President






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                                    Exhibit I
                                    ---------



                                                    Original
                                                    Principal
                                                    Amount of
Name                                                Certificates
----                                                ------------

BEAR, STEARNS & CO. INC.                           100% of the Certificates

                       Total                      $308,368,928.00